EnerNOC Overview Q3 2014 to World Energy Exhibit 99.1

Welcome!
Tim Healy
Chief Executive Officer
Neil Moses
Chief Financial Officer &
Chief Operations Officer
Micah Remley
VP of Product Strategy
& Technology
Matthew Maloney
VP of Sales
Phil Pergola
VP of Professional
Services
Sean Leaver
Director of Corporate
Development
Tom Riley
VP of Energy Services

3

4 Agenda • Introduction to EnerNOC • Our People and Culture • EnerNOC’s EIS Strategy • Timeline

5 Our Vision & Mission Vision The future if we succeed in our mission Mission Why we’re in business To enable intelligent energy choices.” To change the way the world uses energy.” “ “

EnerNOC at a Glance
•
A leading SaaS provider of Energy Intelligence Software
(EIS)
• $5B TAM in the United States; $20B TAM globally
• Market leading position in Demand Response fuels negative
enterprise customer acquisition costs
•
Unique freemium model already in place at 6,100+
enterprise customers
• Hold a growing number of patents in the EIS market
•
Stream 1.5 billion real-time energy data points every month
• Global company (over 1,000 employees in more than
a dozen countries) with headquarters in Boston, MA
Revenue Growth of 38% YoY
$ in Millions

World-Class Team and
Resources
• Founded in 2001
• Over 1,000 employees; 500
outside of HQ in Boston
• 24/7/365 Network Operations
Center and customer support
• Publicly traded on the U.S.
NASDAQ (ENOC)
• $384M revenues in 2013;
project over $450M in 2014
• 35% CAGR since 2007
Proven Customer
Track Record
• 6,100 Enterprise customers across
tens of thousands of sites
•
More than 100 utility partners; 46
long term contracts with utilities
• ~27,000 MW Peak load under
management
• 6,000 - 9,000 MW of Demand
Response flexibility
Full Value and
Technology Offering
EnerNOC in Depth
• A leading SaaS provider of Energy
Intelligence Software (EIS)
•
Combine technology, managed
services,
and market access
• More than $175M invested to date in
technology, software, systems
•
22 offices in 12 countries with DR
offered in 10; process bills in over 100
•
Stream, analyze, and archive 1.5
billion real-time energy data points
every month

8

Our People and Culture

EnerNOC focuses on engaging employees to:
Growing a talented workforce is central to our strategy
• Attract the best talent – bright, relentless, and good
• Be a place where we all want to work
• Take care of our customers
• Outperform our competition

11 A day in the life of an EnerNOC Employee http://energysmart.enernoc.com/enernoc-goes-even-more-global [Video of EnerNOC employee may be accessed at the below link]

EnerNOC’s EIS Strategy

13 Financials (ERP) Customers (CRM) Employees (HCM) Expense Management Energy (EIS) Energy Intelligence Software (EIS): A New Class of Enterprise Software

Energy intelligence software
Making organizations better through software that manages how and when they use energy
1
2
3
How you buy it
Buying energy isn’t as
simple as paying a
monthly bill.
How much you use
The cheapest kilowatt
hour is the one you don’t
use.
When you use it
Not all kilowatts are
created equal.

The combination of World Energy & EnerNOC  brings
supply management to the forefront of a total EIS solution
Supply Management
Utility Bill Management
Visibility & Reporting
Facility Optimization
Project Management
Demand Response
Demand Management
EnerNOC
World Energy

EnerNOC’s energy intelligence software
How you buy it How much you use When you use it
Tools to manage risk, energy
purchasing, set budgets & track bills.
Tools to benchmark usage, identify
energy waste & prioritize opportunities.
Tools to maximize demand response
revenue and minimize peak demand costs.
Visibility and Reporting
• Track trends in energy usage &  carbon
impact
• Visualize real-time energy data to
understand consumption patterns
• Automate ENERGY STAR reporting
Facility Optimization
• Benchmark & compare facilities
• Analyze meter data to identify cost saving
opportunities
• Prioritize actions across a portfolio
Project Management
• Track the impact of measures
Demand Response
• Earn revenue to fund your energy
projects
• Measure & manage DR event
performance
• Track payment history
Demand Management
• Alert on demand thresholds
• Quantify cost impact of demand
peaks
• Forecast new facility & system
peaks
Supply Management
• Develop accurate energy budgets
• Track costs against budget
• Conduct budget scenario
planning
• Automate procurement activities
Utility Bill Management (UBM)
• Collect historical utility bills
• Track trends in utility usage &
cost
• Discover & report billing errors
• Streamline accounts payable

World Energy adds world-class software features 17

World Energy adds proven energy efficiency capabilities 18

Case Study: Alexian Brothers Health System
Joint customer example
Challenge:
Alexian Brothers Health System has partnered with world
class vendors to optimize energy expense, but lack a
platform for managing energy data, energy policies, and
energy positions, leaving money on the table.
Solution: EnerNOC EIS leveraging the combined
platform of EnerNOC and World Energy
How they buy it: Buy energy better with World Energy’s
auction capabilities to procure most favorable energy
contract
How much they use: Use less by finding inefficiencies
with EnerNOC EIS
When they use it: Earn revenue through EnerNOC EIS by
strategically shifting consumption during demand response
dispatches
Alexian Brothers Health System is a
Chicago-HQ’ed organization ranked among
the nation’s best performing systems,
offering diversified and comprehensive
healthcare services.

Timeline

We expect the merger to close in early January
Nov 4 Execute merger agreement & announce transaction
Nov 5 World Energy all-employee presentation
Nov 6 EnerNOC’s quarterly earnings call
Nov 10 World Energy’s quarterly earnings call
Mid-Nov Integration discussions begin with World Energy management
Jan 5 Merger closes
th
th
th
th
th

Thank You

EnerNOC, Inc. Safe Harbor Statement
Statements in this presentation regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the ability of the EnerNOC and World Energy to complete the transactions contemplated by the merger agreement, including the parties’
ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, EnerNOC's vision for EIS, EnerNOC's ability to help enterprises control costs and stay competitive in an increasingly global marketplace, the ability of the acquisition to deliver value to EnerNOC's enterprise customers, may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; failure to consummate or delay in consummating the transaction; our ability to retain key executives and employees; slowdowns or downturns in economic conditions, relationships with strategic partners, the presence of competitors with greater financial resources than ours and their strategic response to our products; and our ability to successfully integrate World Energy and the associated technology and achieve operational efficiencies, as well as those risks, uncertainties and factors referred to under the section "Risk Factors" in EnerNOC's most recent Annual Report on Form 10-K and subsequent
Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the
Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information
This presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of World Energy Solutions, Inc. common stock. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the Securities and Exchange Commission (SEC). The solicitation of offers to buy shares of World Energy Solutions, Inc. common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Investors and World Energy Solutions, Inc.
securityholders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement that will be filed by World Energy Solutions, Inc. regarding the tender offer when they become available as they will contain important information. Investors and securityholders may obtain free copies of these statements (when available) and other documents filed with respect to the tender offer at the SEC's website at
www.sec.gov.
In addition, copies of the tender offer statement and related materials (when available) may be obtained for free by directing such requests to the information agent for the tender offer or by directing such requests to the EnerNOC, Inc. investor relations at the e-mail address below.
The solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to World Energy Solutions, Inc. investor relations at the phone number or e-mail address below.
EnerNOC, Inc. Investor Relations
Sarah McAuley
617-532-8195
news@enernoc.com
World Energy Solutions, Inc. Investor Relations
Dan Mees
508-459-8156
dmees@worldenergy.com